PROMISSORY NOTE

$50,000.00                                      Date: ________________, 2000

For value received, Global Resources Group, Inc., (the "Borrower"), at 111 2nd Avenue Northeast, Suite 1600, St. Petersburg, Florida, 33701, promises to pay to the order of the below specified "Lender" and address, or at such other place as the Lender may designate in writing, the sum of $50,000.00 with interest from the above stated Date, on the unpaid principle at the rate of 10% per annum.

Interest shall be paid quarterly beginning October 1, 2000, and continuing until December, 31, 2000, (the "Due Date", which is 180 days from the date of the note above), at which time all unpaid principle or principle and interest shall be due in full. All payments on this Note shall be applied first in payment of accrued interest and any remainder in payment of principle

Note shall be convertible into restricted common stock of GRGI at $1.00 per share at any time.

If any payment obligation under this Note is not paid when due, the Borrower promises to pay all costs of collection, including reasonable attorney fees, whether or not a lawsuit is commenced as part of the collection process. Unpaid principle and interest after the Due Date shall accrue interest at a rate of 18% annually until paid.

If any of the following events of default occur, this Note and any other obligations of the Borrower to the Lender, shall become due immediately, without demand or notice:

      1. the failure of the Borrower to pay the principle and any accrued interest in full on or before the Due Date;

      2. the filing of bankruptcy proceedings involving the Borrower as a Debtor;

      3.    the application for appointment of a receiver for the Borrower;

      4. the making of a general assignment for the benefit of the Borrower's creditors;

      5.    the insolvency of the Borrower; or

      6. the misrepresentation by the Borrower to the Lender for the purpose of obtaining or extending credit.

If any one or more of the provisions of this Note are determined to be unenforceable, in whole or in part, for any reason, the remaining provisions shall remain fully operative.

All payments of principle and interest on this Note shall be paid in the legal currency of the United States. Borrower waives presentment for payment, protest, and notice of protest and nonpayment of this Note.

No renewal or extension of this Note, delay in enforcing any right of the Lender under this Note, or assignment by Lender of this Note shall affect the liability of the Borrower. All rights of the Lender under this Note are cumulative and may be exercised concurrently or consecutively at the Lender's option.

This Note shall be construed in accordance with the laws of the State of Nevada.

Signed this        day of                       , 2000
            ------        ----------------------

BORROWER: Global Resources Group, Inc.          LENDER:_______________________

-------------------------------------           ------------------------------
By: O. Howard Davidsmeyer, Chairman             Street Address

                                          ___________________________________
                                          City, State, Zip Code

GRGL57.2




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